EXHIBIT 10.4

FIRST AMENDMENT TO

THE

EMPLOYMENT LETTER AGREEMENT

OF

GERALD A. FAWCETT

This First Amendment to the employment letter agreement of Gerald A. Fawcett (“Amendment”) is made and entered into effective May 11, 201, by and between GERALD A. FAWCETT (“Employee”) and BUSINESS STAFFING, INC. (the “Company”).

RECITALS

A. Employee is currently employed by Kaiser Ventures LLC (the successor to Kaiser Ventures Inc.) pursuant to that certain employment letter agreement dated January 13, 1998 to be effective as of January 16, 1998 (the “Employment Agreement”). The Company, which provides services to Kaiser Ventures LLC, is willing to assume the obligations under the Employment Agreement and Employee is willing to allow the assumption of the Employment Agreement by the Company.

B. In addition to the assumption of the Employment Agreement by the Company Employee and the Company desire to clarify the Employment Agreement by amending the Employment Agreement to document Employee’s right to receive a bonus upon the successful sale of the Eagle Mountain landfill project under certain circumstances as described herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

1. ASSUMPTION OF EMPLOYMENT AGREEMENT. The Company hereby assumes the Employment Agreement and Employee hereby consents to the assignment to and assumption by the Company of the Employment Agreement.

2. AMENDMENT OF BASE SALARY AND BONUS PARAGRAPH. The “Base Salary and Bonus” paragraph of the Employment Agreement is amended by the addition of the following sentences at the end of such paragraph:

“However, Employee shall be entitled to a bonus upon the sale of the Eagle Mountain landfill project if the landfill project is sold during that period of time Employee is an active member of the Board of Managers of Kaiser Ventures LLC or within two years after Employee no longer actively serves on the Board of Managers of Kaiser Ventures LLC. Such bonus shall be on the same terms and conditions that result in a distribution on the Company’s Class B Units, with the amount of such bonus being calculated as if Employee owned 150,000

Class B Units but the maximum amount of such bonus shall not exceed $150,000.”

3. RATIFICATION OF EMPLOYMENT AGREEMENT AS AMENDED. The Employment Agreement is not amended in any respect except as expressly provided herein, and the Employment Agreement as amended by this Amendment is hereby ratified and approved in all respects.

4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Employment Agreement to be effective as of the day and year first written above no withstanding the actual date of signature.

“EMPLOYEE”		“THE COMPANY”
GERALD A. FAWCETT		BUSINESS STAFFING, INC.

/s/ Gerald A. Fawcett	By:	/s/ Richard E. Stoddard
Gerald A. Fawcett		Richard E. Stoddard
President

ASSIGNMENT AND ASSUMPTION

Kaiser Ventures LLC hereby assigns all of its rights and interest in that certain employment letter agreement dated January 13, 1998 between Kaiser Ventures Inc. (now Kaiser Ventures LLC) and Gerald A. Fawcett to Business Staffing, Inc. and Business Staffing, Inc. hereby assumes such Employment Agreement as it may be amended from time to time.

	BUSINESS STAFFING, INC.		KAISER VENTURES LLC

By:	/s/ James F. Verhey	By:	/s/ Richard E. Stoddard
	James F. Verhey		Richard E. Stoddard
	Vice President		President & Chief Executive Officer

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